Exhibit 4.2

XENCOR, INC.

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

THIS THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of June 26, 2013, by and among XENCOR, INC., a Delaware corporation (the “Company”), and the investors listed on EXHIBIT A hereto (referred to herein individually as an “Investor” and collectively as the “Investors”) and amends and restates in its entirety that certain Second Amended and Restated Investor Rights Agreement, dated October 12, 2007, by and among the Company and the Investors (as amended, the “Prior Agreement”).

RECITALS

WHEREAS, the Investors are holders of the Company’s outstanding Series A-1 Preferred Stock (the “Series A-1 Preferred”) and Series A-2 Preferred Stock (the “Series A-2 Preferred” and together with the Series A-1 Preferred, the “Preferred Stock”).

WHEREAS, certain of the Investors are (i) purchasing additional shares of Series A-1 Preferred pursuant to that certain Series A-1 Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Series A-1 Financing”) and (ii) acquiring additional shares of Series A-1 Preferred upon the conversion of certain outstanding Convertible Promissory Notes pursuant to that certain Note Conversion Agreement (the “Note Conversion Agreement”) of even date herewith (the “Note Conversion”);

WHEREAS, the obligations in the Purchase Agreement and the Note Conversion Agreement are conditioned upon the execution and delivery of this Agreement;

WHEREAS, the parties to this Agreement desire to amend and restate the Prior Agreement in its entirety as set forth herein; and

WHEREAS, in connection with the consummation of the Series A-1 Financing and the Note Conversion, the Company and the Investors have agreed to enter into this Agreement in order to grant registration rights, information rights and other rights to the Investors as set forth below.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

SECTION 1.                         GENERAL.

1.1                               Definitions.  As used in this Agreement the following terms shall have the following respective meanings:

(a)                                 “Affiliate” shall mean a Person that, directly or indirectly, controls or is controlled by, or is under common control with, any Person.  For purposes of this paragraph, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  In addition, in the case of each Holder, an “Affiliate” of such Holder shall include partners and members thereof.

(b)                                 “Charter” means the Company’s Sixth Amended and Restated Charter, as amended from time-to-time.

(c)                                  “Common Stock” means the common stock of the Company.

(d)                                 “Direct Competitor” means any Person involved in a business substantially similar to the business of the Company.  For purposes of clarification, and not limitation, the term “Direct Competitor” shall not include Novo Nordisk A/S or any member of the MedImmune Group, the HCV Group, the OBP Group or the Merlin Group.

(e)                                  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f)                                   “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(g)                                 “HCV Group” means collectively, (i) HealthCare Ventures VIII, L.P. (“HCV VIII”); (ii) any venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of HCV VIII (an “HCV Fund”); or (iii) any limited partners or affiliates of HCV VIII or any other HCV Fund; and (iv) any successors or permissible assigns of any of the foregoing.

(h)                                 “Holder” means any Person owning of record Registrable Securities or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof in each case that have not been sold to the public.

(i)                                    “Initial Offering” means the Company’s first firm commitment underwritten public offering of Common Stock registered under the Securities Act.

(j)                                    “Major Holder” means any Holder that (with its Affiliates) owns at least 1,000,000 shares of Registrable Securities, but shall exclude any Holder that is a Direct Competitor.

(k)                                 “MedImmune” means MedImmune Ventures, Inc., a Delaware corporation.

(l)                                    “MedImmune Director” means the member of the Company’s Board of Directors (the “Board”) designated by MedImmune pursuant to Section 1.1(b)(i) of that certain Third Amended and Restated Voting, Right of First Refusal and Co-Sale Agreement, dated of even date herewith, by and among the Company and the parties thereto (the “Voting Agreement”).

(m)                             “MedImmune Group” means MedImmune, Inc., a Delaware corporation, and any wholly-owned direct or indirect subsidiary of MedImmune, Inc.

(n)                                 “Merlin Group” means collectively, (i) Merlin Nexus II, L.P. (“Merlin”), (ii) Nexus Gemini, L.P. (“Nexus”); (iii) any venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of Merlin or Nexus (each, a “Merlin Fund”); or (iv) any limited partners or affiliates of Merlin or Nexus or any Merlin Fund; and (v) any successors or permissible assigns of any of the foregoing.

(o)                                 “OBP Group” means collectively, (i) Oxford Bioscience Partners V L.P. (“OBPV”), (ii) mRNA V L.P. (“MRNA”); (iii) any venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of OBPV or MRNA (each, an “OBP Fund”); or (iv) any limited partners or affiliates of OBPV or MRNA or any OBP Fund; and (iv) any successors or permissible assigns of any of the foregoing.

(p)                                 “Period of Distribution” means (i) in an underwritten offering, until each underwriter has completed the distribution of all securities purchased by it, and (ii) in any other registration, until the earlier of the sale of all Covered Registrable Securities covered thereby or 90 days following the effective date thereof.

(q)                                 “Person” means any individual, corporation, general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint stock company, trust, unincorporated organization or other entity.

(r)                                  “Qualified Initial Offering” means the Company’s first firm commitment underwritten public offering of Common Stock covering the offer and sale of Common Stock for the account of the Company with gross proceeds to the Company of at least $25 million, provided that the Common Stock is approved for quotation on the Nasdaq Stock Market, the New York Stock Exchange or the American Stock Exchange immediately following the consummation thereof.

(s)                                   “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(t)                                    “Registrable Securities” means (i) Common Stock issuable or issued upon conversion of the Shares, (ii) shares of Common Stock acquired by or held by an Investor and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities.  Notwithstanding the foregoing, Registrable Securities shall not include any securities (x) sold by a Person to the public either pursuant to a registration statement or Rule 144, (y) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned or (z) held by a Holder (together with its Affiliates) if the Company has completed its Initial Offering and all shares of Common Stock of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its Affiliates) may be sold pursuant to Rule 144 during any 90-day period.

(u)                                 “Registrable Securities then outstanding” shall be the number of shares of Common Stock that are Registrable Securities and either (i) are then issued and outstanding or (ii) are issuable pursuant to then exercisable or convertible securities.

(v)                                 “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed $50,000 of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(w)                               “SEC” or “Commission” means the Securities and Exchange Commission.

(x)                                 “Securities Act” shall mean the Securities Act of 1933, as amended.

(y)                                 “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

(z)                                  “Shares” shall mean the shares of Preferred Stock held from time to time by the Investors listed on EXHIBIT A hereto and their permitted assigns.

(aa)                          “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan, (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

SECTION 2.                         REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1                               Restrictions on Transfer.

(a)                                 Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i)                                    There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)                                (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.  It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances.  After its Initial Offering, the Company will not require any transferee pursuant to Rule 144 to be bound by the terms of this Agreement if the shares so transferred do not remain Registrable Securities hereunder following such transfer.

(b)                                 Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (i) a partnership transferring to its partners or former partners in accordance with partnership interests, (ii) a corporation transferring to a wholly-owned subsidiary or a Person that owns all of the capital stock of the Holder, (iii) in the case of MedImmune, to any other member of the MedImmune Group, (iv) in the case of HCV VIII, to any other member of the HCV Group, (v) in the case of OBPV or MRNA, to any other member of the OBP Group, (vi) in the case of Merlin or Nexus, to any other member of the Merlin Group, (vii) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, or (viii) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder’s family member; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if such transferee were an original Holder hereunder.

(c)                                  Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(d)                                 The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend, provided that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder.

(e)                                  Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

(f)                                   For purposes of clarification, and not limitation, nothing contained in this Section 2.1 shall amend, limit or modify any Holder’s obligations under the Voting Agreement.

2.2                               Demand Registration.

(a)                                 Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of at least 25% of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of at least 25% of the Registrable Securities then outstanding, then the Company shall, within 10  business days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered in the manner specified by the Initiating Holders.

(b)                                 If the Initiating Holders intend to distribute the Registrable Securities covered by their request (the “Covered Registrable Securities”) by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable.  In such event, the right of any Holder to include its Covered Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Covered Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Covered Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Covered Registrable Securities held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company).  Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Covered Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Covered Registrable Securities on a pro rata basis based on the number of Covered Registrable Securities held by all such Holders. Any Covered

Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)                                  The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i)                                    In any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(ii)                                During the period starting with the date 60 days prior to the Company’s good faith estimated date of filing of, and ending on the date 180 days immediately following the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities pursuant to a Special Registration Statement); provided that the Company is actively employing its best efforts to cause such registration statement to become effective;

(iii)                            After the Company has effected two such registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective and pursuant to which at least 51% of the Covered Registrable Securities have been sold or remain sellable; provided, however, that if any such registration statement is terminated or withdrawn at the request of the Holders holding a majority of the outstanding Registrable Securities pursuant to a registration initiated under Section 2.2(a), prior to such registration statement being declared or ordered effective, then the Company shall have been deemed to have effected a registration pursuant to Section 2.2(a); provided further, however, that if the Holders holding a majority of the outstanding Registrable Securities elect to withdraw a registration statement pursuant to Section 2.2(a) as a result of the material adverse change in the business, assets, prospects, or operations of the Company, such registration shall not be counted as a demand for purposes of  Section 2.2(a); or

(iv)                             if the Company shall furnish to the Initiating Holders, a certificate signed on behalf of the Board by the Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, in which event the Company shall have the right to defer such filing for a period of not more than 90 days (the “Delay Period”) after receipt of the request of the Initiating Holders; provided that, such right to delay a request shall be exercised by the Company no more than twice as to a registration demand under this Section 2.2 in any rolling one-year period; provided further, that the Company may delay any such additional requests pursuant to Section 2.2 received during the Delay Period until the termination of the Delay Period.

(d)                                 Except for registration statements on Form S-4 or registrations relating solely to employee benefit plans on Forms S-1 or S-8 or any successors thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from the Initiating Holders requesting sale pursuant to an underwritten offering pursuant to this Section 2.2 until the earlier to occur of (i) 90 days following the effectiveness of such registration statement or (ii) the completion of the Period of Distribution of the registration contemplated thereby.

2.3                               Piggyback Registrations.  The Company shall notify all Holders of Registrable Securities in writing at least 15 days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within 15 days after the above-described notice from the Company, so notify the Company in writing.  Such notice shall state the intended method of disposition of the Registrable Securities by such Holder.  If a Holder decides not to include all of its Registrable Securities in such registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)                                 Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to this Section 2.3.  In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company and other holders distributing their Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.3, if the managing underwriter for the offering advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter may reduce to whatever extent necessary (including (i) excluding all Registrable Securities from the Company’s initial public offering and (ii) limiting the Registrable Securities to 30% of any other such registration (the “Minimum Participation Percentage”)) the number of Registrable Securities to be included in the registration and underwriting by reducing the number of Registrable Securities included on behalf of the Holders on a pro rata basis based on the total number of Registrable Securities entitled to registration held by each Holder at the time of such registration; provided, however, that all reductions pursuant this Section 2.3(a)(ii) will be pro rata to an amount not less than 30% of the total number of shares included in the offering only after all other shares held by stockholders who are not Holders hereunder have been eliminated in their entirety from the registration, and; provided, further that any registration where the number of Registrable Securities is cut back to less than the Minimum Participation Percentage shall not be considered as a registration effected by the Company.  The Company shall advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto of any such limitations.  If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter.  Any Registrable Securities excluded or withdrawn from such underwriting shall not be included in such registration.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b)                                 Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 before it becomes effective whether or not any Holder has elected to include securities in such registration, and shall promptly notify any Holder that has elected to include shares in such registration of such termination or withdrawal.  The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4                               Form S-3 Registration.  In case the Company shall receive from any Holder or Holders of Registrable Securities (the “Initiating S-3 Holders”) a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)                                 promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)                                 as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i)                                    if Form S-3 is not available for such offering by the Holders;

(ii)                                if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

(iii)                            if within 30 days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within 90 days, other than pursuant to a Special Registration Statement;

(iv)                             if the Company shall furnish to the Initiating S-3 Holders a certificate signed on behalf of the Board by the Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, in which event the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Holders;

provided that, so long as such request by the Initiating S-3 Holders is provided not more than once in any 90-day period, such right to delay a request shall be exercised by the Company no more than twice in any one-year period;

(v)                                 if the Company has, within the 12-month period preceding the date of such request, already effected four registrations on Form S-3 for the Holders pursuant to this Section 2.4; or

(vi)                             in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service of process in such jurisdiction and except as may otherwise be required by the Securities Act.

(c)                                  Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders.  Registrations effected pursuant to this Section 2.4 hereof shall not be counted as demands for registration or registrations effected pursuant to Section 2.2 hereof.

2.5                               Expenses of Registration.  Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, 2.3 or 2.4 herein shall be borne by the Company; provided, however, that in connection with any registration of securities, the Company shall only be responsible for the reasonable fees and costs of one counsel for the Holders, in an amount not to exceed $50,000.  All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.  The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders or Initiating S-3 Holders, respectively, unless (a) the withdrawal is based upon material adverse information concerning the Company of which such Initiating Holders or Initiating S-3 Holders, respectively, were not aware at the time of such request or (b) the Holders of a majority of the Covered Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.2 or 2.4(b)(v), as applicable, to undertake any subsequent registration, in which event such right shall be forfeited by all Holders).  If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested.  If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) or 2.4(b), as applicable, to undertake any subsequent registration.

2.6                               Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                 prepare and file with the SEC a registration statement with respect to such Registrable Securities (advance draft copies of which shall be furnished to the holders of any Covered Registrable Securities and their counsel at least five business days prior to filing with the SEC) and use all reasonable efforts to cause such registration statement to become effective and keep such registration statement effective for the Period of Distribution contemplated thereby and promptly provide counsel to the holders of any Covered Registrable Securities copies of all SEC comment letters or other written SEC communications received with respect thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed 60 days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders and Initiating S-3 Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below).  In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period.  The Company may extend the Suspension Period for an additional consecutive 60 days with the consent of the holders of a majority of the Covered Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld.  If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension, and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.  Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b)                                 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement (advance draft copies of which shall be furnished to the holders of any Covered Registrable Securities and their counsel at least five business days prior to filing with the SEC) as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above including such amendments and supplements as may be necessary to reflect the intended method of disposition from time-to-time of the holders of the Covered Registrable Securities or to correct or update any misstatements or commissions which, if not corrected or updated, would reasonably be expected to cause the registration statement or the prospectuses used in connection therewith to fail to comply with applicable disclosure requirements and promptly provide counsel to the holders of any Covered Registrable Securities copies of all SEC comment letters or other written SEC communications received with respect thereto.

(c)                                  Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)                                 Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may otherwise be required by the Securities Act.

(e)                                  List such Registrable Securities on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its commercially reasonable efforts to qualify such Covered Registrable Securities for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc., or on a national securities exchange.

(f)                                   Provide a CUSIP number, transfer agent and registrar for all such Covered Registrable Securities not later than the effective date of such registration statement.

(g)                                 Enter into such customary agreements and take all such other customary actions as the holders of a majority of the Covered Registrable Securities being sold reasonably request in order to expedite or facilitate the disposition of such Covered Registrable Securities.

(h)                                 Subject to the execution of confidentiality agreements in customary form and substance reasonably satisfactory to the Company, make available upon reasonable notice and during normal business hours, for inspection by the holders of Covered Registrable Securities holding such Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the stockholders or underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement.

(i)                                    Permit any holder of Covered Registrable Securities who, in the reasonable judgment of the Company upon advice of counsel, might be deemed to be an underwriter or controlling person of the Company, to participate in the preparation of such registration statement.

(j)                                    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(k)                                 Notify each Holder of Covered Registrable Securities promptly after the Company receives notice, or obtains knowledge of, the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or written threat of any proceeding for such issuance and promptly use reasonable efforts to prevent the issuance of such stop order or to obtain its withdrawal.

(l)                                    Notify each Holder of Covered Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.  The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(m)                             Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

2.7                               Delay of Registration; Furnishing Information.

(a)                                 No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b)                                 It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 hereof that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably required to effect the registration of their Registrable Securities.

(c)                                  The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4 hereof, whichever is applicable.

2.8                               Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4 hereof:

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law (including statutes and common law), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(b)                                 To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any Person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated

therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act  (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)                                 If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

(e)                                  The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 2.8 would apply that is covered by a registration filed before termination of this Agreement, such termination.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(f)                                   The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 2.8 were determined by pro rata allocation or by any other method of allocation which does not take into account equitable considerations referred to in Section 2.8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 2, no prospective seller shall be required to contribute any amount in excess of the net proceeds from the sale of the prospective seller’s Covered Registrable Securities in the offering.  No Person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

2.9                               Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, or stockholder of a Holder that is a corporation, partnership or limited liability company (including, (i) with respect to MedImmune, to any member of the MedImmune Group, (ii) with respect to HCV VIII, to any member of the HCV Group, (iii) with respect to either MRNA or OBPV, to any member of the OBP Group, and (iv) with respect to either Merlin or Nexus, to any member of the Merlin Group, (b) is a Holder’s family member or trust for the benefit of an individual Holder, or (c) holds or acquires pursuant to the transfer or assignment at least 20% of the outstanding Registrable Securities (as adjusted for stock splits and combinations) held by such transferor on the date hereof; provided, however, (i) the transferor shall, within 10 days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned (provided that the failure to provide notice within such 10-day period shall not prejudice the right of the transferor to assign his, her or its registration rights hereunder) and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.10                        Limitation on Subsequent Registration Rights.  Other than as provided in Section 5.11 hereof, after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of 70% of the Registrable Securities then outstanding (the

“Requisite Holders”), enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to demand the registration of shares of the Company’s capital stock, or to include such shares in a registration statement that would reduce the number of shares includable by the Holders or that are otherwise more favorable than or pari passu with the rights set forth in this Section 2.

2.11                        “Market Stand-Off” Agreement.  If requested in writing by the underwriters for the Initial Offering of the Company’s securities, each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed 180 days following the effective date of a registration statement of the Company filed under the Securities Act for the Company’s Initial Offering; provided that all officers and directors of the Company and all holders of 1% or more of the Common Stock (calculated on an as-converted basis) enter into and remain bound by similar agreements and, provided further, however, that the lock-up agreement shall provide that if the managing underwriter releases any shares from the lock-up with respect to such offering prior to the scheduled expiration date, the managing underwriter shall contemporaneously release a pro rata portion of the Registrable Shares from such lock-up.

2.12                        Agreement to Furnish Information.  Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under this Section 2 or that are necessary to give further effect thereto.  In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall use its commercially reasonable efforts to provide, within 10 days of such request, such information as may be reasonably required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.  The obligations described in Section 2.11 and this Section 2.12 shall not apply to a Special Registration Statement.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said day period.  Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.11 and 2.12.  The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.11 and 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.13                        Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)                                 Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)                                 File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)                                  So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request:  a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.14                        Termination.  Notwithstanding the termination of any other provision of this Agreement, the provisions of this Section 2 shall not terminate for as long as there are any shares of Registrable Securities outstanding.

SECTION 3.                         COVENANTS OF THE COMPANY.

3.1                               Basic Financial Information and Reporting.  Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will deliver to each Major Holder the following:

(a)                                 Promptly following the end of each quarter, and in any event within 15 days thereafter, a current capitalization table of the Company certified by the Chief Financial Officer of the Company.

(b)                                 As soon as practicable after the end of each fiscal year of the Company, and in any event within 120 days thereafter, an audited consolidated balance sheet of the Company and any subsidiaries, as at the end of such fiscal year, an audited consolidated statement of income, an audited statement of cash flows and an audited statement of changes in stockholders’ equity of the Company and any subsidiaries, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail.  Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants selected by the Board.

(c)                                  As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date and in each case setting forth in comparative form the corresponding figures for the corresponding period of the preceding year and a summary discussion of the Company’s principal functional areas, all in reasonable detail and duly certified by the Company’s chief financial officer as having been prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), with the exception that no notes need be attached to such statements and customary year-end audit adjustments may not have been made.

(d)                                 As soon as practicable following approval by the Board, but in no event less than 30 days prior to the end of each fiscal year, a comprehensive operating budget forecasting the Company’s revenues, expenses and cash position on a month-to-month basis for the upcoming fiscal year.

3.2                               Affirmative Covenants of the Company.  Without limiting any other covenants and provisions hereof and without limiting any duty of obligation of the Company or right of an Investor under applicable statute, regulation or common law, and except to the extent that the following provisions of this Section 3.2 are waived by the Requisite Holders, the Company covenants and agrees that it will perform and observe the following covenants and will cause each subsidiary, if and when such subsidiary exists, to perform and observe such of the following covenants.

(a)                                 Maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b)                                 Each Major Holder shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2(b) with respect to a Direct Competitor or with respect to information which the Board determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed or with respect to any information the disclosure of which the Board determines in good faith would cause material competitive harm to the Company.

(c)                                  At all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

(d)                                 Require all employees and consultants and each Person now or hereafter with access to confidential information of the Company to execute and deliver a customary Proprietary Information and Inventions Agreement substantially in a form approved by the Board.

(e)                                  Pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company; provided, however, that the Company shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company shall have set aside on its books sufficient reserves, if any, with respect thereto.

(f)                                   Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is customarily carried by similarly situated companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates (including maintaining Directors and Officers and Errors and Omissions insurance in amounts and on terms acceptable to a majority of the Board), but in any event in amounts sufficient to prevent the Company from becoming a co-insurer.

(g)                                 Preserve and maintain, and, unless the Company deems it not to be in its best interests its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties.

(h)                                 Use its commercially reasonable efforts to secure, preserve and maintain all licenses and other rights to use Intellectual Property Rights (as defined in the Purchase Agreement) owned or possessed by it and deemed by the Company to be material and necessary to the conduct of its business.

(i)                                    Not later than 30 days prior to the commencement of each fiscal year, prepare and submit to, and obtain the approval of a majority of the Board, a business plan and monthly operating budgets in detail for the upcoming fiscal year, including capital and operating expense budgets, cash flow projections and profit and loss projections, all itemized in reasonable detail (including itemization of provisions for officers’ compensation).  Review the budget and business plan, and resubmit all changes therein and all material deviations therefrom to the Board.

(j)                                    Provide prompt notice to each Major Holder (i) after the Company becomes aware of the commencement of any material action, suit, litigation or proceeding against the Company or receives any written threat to commence the same, (A) affecting any of its properties or assets, or (B) against any key employee, officer or director of the Company, relating to such Person’s performance of duties for the Company or otherwise relating to the business of the Company or (ii) in the event that the Board determines in good faith that there has been a material adverse change in the operations or financial condition of the Company that the Board determines in good faith is significant enough that the stockholders of the Company should be notified.

(k)                                 In the event that the Company pays any compensation to any MedImmune Director in recognition of his or her service on the Board, such compensation (including any equity compensation otherwise payable to the MedImmune Director (defined herein) shall, upon the direction of such director, be paid directly to MedImmune Ventures, Inc.

(l)                                    Unless otherwise agreed by a majority of the Board, hold meetings of the Board not less than four times a year on a quarterly basis and promptly reimburse in full, each director of the Company who is not an employee of the Company for all of his reasonable out-of-pocket documented expenses incurred in attending each meeting of the Board or any committee thereof.  The Board shall maintain both a compensation and audit committee and at least one Series Preferred Director  (as defined in the Charter) shall serve on each such committee at all times; provided, however, that any director designated by MedImmune shall not be permitted to serve on such committees without MedImmune’s prior written consent.

(m)                             Use the proceeds of the Series A-1 Financing solely for (i) research and operations, (ii) hiring additional staff, (iii) developing drug candidates including therapeutic antibodies and proteins, and (iv) for general corporate purposes.

(n)                                 Unless otherwise approved by the Board, all stock option plans or stock purchase agreements involving employees, directors or consultants of the Company adopted by the Company from time to time shall provide that each option granted or restricted stock purchased thereunder shall vest (i) with respect to 25% of the shares subject to such grant or purchase, one year after the date of such grant or purchase and (ii) with respect to the remaining shares subject to such grant or purchase, on a monthly basis over a period of three years thereafter.

3.3                               Confidentiality of Records.  Each Investor agrees to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to such Investor by or on behalf of the Company pursuant to Section 3, or otherwise, and that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information: (i) to any partner, subsidiary, parent or adviser of such Investor as long as such partner, subsidiary, adviser or parent has a need to know such information in order to evaluate the Investor’s investment in the Company and is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 3.3 or comparable restrictions; (ii) at such time as it enters the public domain through no fault of such Investor; (iii) that is communicated to it free of any obligation of confidentiality; (iv) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company (and the genesis of which can be established, if necessary); or (v) as required by applicable law. Each Investor shall use such confidential information only to the extent required to in order to evaluate the Investor’s investment in the Company. Proprietary information shall not be reproduced in any form except as required to accomplish the foregoing purpose.

3.4                               Termination of Covenants.  All covenants of the Company contained in Section 3 of this Agreement other than the provisions of Section 3.3 (and which obligations of each Investor to the Company under Section 3.3 shall survive), shall expire and terminate as to each Investor upon the earlier of (a) the effective date of the registration statement pertaining to a Qualified Initial Offering or a Registration Statement (as defined in the Purchase Agreement), or (b) upon a Liquidation Event (as defined in the Charter).

SECTION 4.                         PARTICIPATION RIGHTS.

4.1                               Subsequent Offerings.  Subject to applicable securities laws, each Major Holder shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof.  Each Major Holder’s pro rata share is equal to the ratio of (a) the number of shares of Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares or upon the exercise of outstanding warrants or options) of which such Major Holder is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities.  Subject to Section 4.6 hereof, the term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security (including any debt security) convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security (including any debt security) carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

4.2                               Exercise of Rights.  If the Company proposes to issue any Equity Securities, it shall give each Major Holder written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same.  Each Major Holder shall have 30 days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased.  Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Major Holder who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

4.3                               Issuance of Equity Securities to Other Persons.  If not all of the Major Holders elect to purchase their full pro rata share of the Equity Securities, then the Company shall promptly notify in writing each Major Holder who does so elect (the “Participating Investor”) and shall offer such Major Holder the right to acquire such unsubscribed shares on a in proportion to their pro rata portion so subscribed.  The Participating Investors shall have five days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares.  The Company shall have 100 days thereafter to sell the Equity Securities in respect of which the Major Holders’ rights were not exercised, at a price not lower and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the Major Holders pursuant to Section 4.2 hereof.  If the Company has not sold such Equity Securities within 100 days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Major Holders in the manner provided above.

4.4                               Closing.  Upon the closing, which shall include full payment to the Company, of the sale to such other Person or Persons of all or less than all the Equity Securities for which the Major Holders have not subscribed, the Participating Investors shall purchase from the Company, and the Company shall sell to the Participating Investors, the number of Equity Securities for which the Participating Investors have subscribed upon the terms and conditions specified in the offer.  The purchase by the Participating Investors of any Equity Securities is subject in all cases to the preparation, execution and delivery by the Company and the Participating Investors of a purchase agreement relating to such Equity Securities reasonably satisfactory in form and substance to the Participating Investors and their respective counsel.

4.5                               Termination and Waiver of Rights of First Refusal.  The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (a) the effective date the registration statement pertaining to the Qualified Initial Offering or a Registration Statement (as defined in the Purchase Agreement), or (b) upon a Liquidation Event.  Notwithstanding Section 5.6 hereof, the rights of first refusal established by this Section 4 may be amended, or any provision waived with and only with the written consent of the Company and the Requisite Holders, or as permitted by Section 5.6 hereof.

4.6                               Excluded Securities.  The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

(a)                                 the issuance and sale of, or the grant of options to purchase shares of Equity Securities, to employees, directors or officers of, or bona fide consultants to, the Company and its subsidiaries pursuant to stock plans or options or agreements adopted or approved by the Board (including shares issued or sold pursuant to the exercise of any stock option or purchased pursuant to a grant under the Company’s stock option plans or stock purchase plans or pursuant to agreements entered into for employee compensation purposes prior to the date hereof);

(b)                                 any Equity Securities issued upon the conversion of the Preferred Stock;

(c)                                  any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board;

(d)                                 any Equity Securities issued in connection with any stock split, stock dividend or recapitalization by the Company;

(e)                                  any Equity Securities issued to Persons or entities with which the Company has business relationships as equity enhancements in bank financing, leasing or other similar transactions approved by the Board (including at least one of the Series Preferred Directors);

(f)                                   any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act;

(g)                                 any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including, without limitation (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that the issuance of shares therein has been approved by the Board (including at least one of the Series Preferred Directors) and such shares equal less than 5% of the Equity Securities of the Company (calculated on a fully-diluted basis) outstanding immediately prior to such strategic transaction;

(h)                                 any Equity Securities issued pursuant to the acquisition of another Person by the Company or issued in connection with any merger, consolidation, combination, purchase of all or substantially all of the assets or other reorganization approved by the Board (including at least one of the Series Preferred Directors); or

(i)                                    any Equity Securities issued by the Company pursuant to the Purchase Agreement.

SECTION 5.                         MISCELLANEOUS.

5.1                               Governing Law.  This Agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied.  In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

5.2                               Jurisdiction; Venue.  With respect to any disputes arising out of, or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts of the State of Delaware (or in the event of exclusive federal jurisdiction, the federal courts of the State of Delaware).

5.3                               Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, transferees assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each Person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of reasonably adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the Person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes.

5.4                               Entire Agreement.  This Agreement, the exhibits and schedules hereto, the Purchase Agreement and the other Related Agreements (as defined in the Purchase Agreement) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersedes any prior understanding, agreements or representations by or among the parties hereto, written or oral, that may have been related in any way to the subject matter of this Agreement or any Related Agreements.

5.5                               Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.6                               Amendment and Waiver.

(a)                                 Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders under this

Agreement may be waived, only upon the written consent of (i) the Company, and (ii) the Requisite Holders.

(b)                                 For the purposes of determining the number of Holders entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

(c)                                  Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement and outstanding at the time of such amendment (including any securities into which such securities have been converted or exchanged for or which securities have been exercised) and each future holder of all such securities.  Each Holder acknowledges that amendments adopted pursuant to this Section 5.6 may have the effect of diminishing or elimination of all rights of such Holder under this Agreement.

5.7                               Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

5.8                               Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, with verification of receipt, or facsimile, in either case if sent during normal business hours of the recipient; if not, then on the next business day; (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent (i) if to an Investor, at such Investor’s address set forth on the signature pages hereto or at such other address, electronic or otherwise, as such Investor shall designate by 10 days’ advance written notice to the Company, or (ii) if to any other holder or offeree of any shares of capital stock of the Company, at such address, electronic or otherwise, as such holder or offeree shall have furnished to the Company in writing, and, if such holder has not furnished an address to the Company, then to and at the address of the last holder of such capital stock that has so furnished an address to the Company, or (iii) if to the Company, at its address set forth on the signature page hereof addressed to the attention of the Corporate Secretary, or at such other address as the Company shall designate by 10 days’ advance written notice to the Investors and any other holder of capital stock of the Company.

5.9                               Attorneys’ Fees.  In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.10                        Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.11                        Additional Investors.  Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of Series A-1 Preferred pursuant to the Purchase Agreement, any purchaser of such shares of Series A-1 Preferred shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.

5.12                        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Signatures delivered via facsimile or other electronic transmission shall be as effective as original signatures.

5.13                        Aggregation of Stock.  All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.  Without limiting the foregoing, (a) all shares of Registrable Securities held or acquired by any member of the HCV Group shall be aggregated for the purpose of determining any member of the HCV Group’s rights under this Agreement including the rights under Section 4, and each such member shall have such rights,  (b) all shares of Registrable Securities held or acquired by any member of the OBP Group shall be aggregated for the purpose of determining any member of the OBP Group’s rights under this Agreement including the rights under Section 4, and each such member shall have such rights, and (c) all shares of Registrable Securities held or acquired by any member of the Merlin Group shall be aggregated for the purpose of determining any member of the Merlin Group’s rights under this Agreement including the rights under Section 4, and each such member shall have such rights.

5.14                        Interpretation.  All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.  Accounting terms used herein but not otherwise defined shall have the meanings given to them under GAAP.  The word “including” shall be read in each instance to include the words “without limitation” (or words of similar import).

5.15                        Amendment of Prior Agreement.  The Prior Agreement is hereby amended and superseded in its entirety by this Agreement.  Such amendment and restatement is effective upon the execution of this Agreement by the Company and the parties required for an amendment pursuant to Section 5.6(a) of the Prior Agreement.  Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety by the provisions hereof and shall have no further force or effect.

5.16                        Exculpation Among Investors.  Each party agrees that no Investor nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other party for any action heretofore taken or omitted to be taken by any of them in connection with this Agreement and the transactions contemplated hereunder.  Any liability of an Investor for breach hereof shall be limited to such Investor and shall not be joint and several among the other Investors, nor shall knowledge by one Investor be attributed to any other Investor because of such Person’s status as an Investor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

XENCOR, INC.

By:	/s/ Bassil Dahiyat, Ph.D.

Name:	Bassil Dahiyat, Ph.D.

Title:	President and CEO

Address:	111 West Lemon Avenue
Monrovia, CA 91016

[SIGNATURE PAGE TO THIRD A&R INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof

INVESTOR:

[Signature Block for Individuals]	[Signature Block for Entities]

/s/ John Stafford III
Signature	Name of Entity

John Stafford III	By:
Printed Name	Name:
Title:

Street Address of Residence	Street Address of Principal Office

Telephone Number	Telephone Number

Fax Number	Fax Number

[SIGNATURE PAGE TO THIRD A&R INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof

INVESTOR:

[Signature Block for Individuals]	[Signature Block for Entities]

/s/ John Stafford Jr.
Signature	Name of Entity

John Stafford Jr.	By:
Printed Name	Name:
Title:

Street Address of Residence	Street Address of Principal Office

Telephone Number	Telephone Number

Fax Number	Fax Number

[SIGNATURE PAGE TO THIRD A&R INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof

INVESTOR:

[Signature Block for Individuals]	[Signature Block for Entities]

/s/ James Stafford
Signature	Name of Entity

James Stafford	By:
Printed Name	Name:
Title:

Street Address of Residence	Street Address of Principal Office

Telephone Number	Telephone Number

Fax Number	Fax Number

[SIGNATURE PAGE TO THIRD A&R INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof

INVESTOR:

[Signature Block for Individuals]	[Signature Block for Entities]

Kimberly Susan Stafford 2005 Trust
Signature	Name of Entity

	By:	/s/ Susan Stafford
Printed Name	Name:	Susan Stafford
	Title:	Trustee

Street Address of Residence	Street Address of Principal Office

Telephone Number	Telephone Number

Fax Number	Fax Number

[SIGNATURE PAGE TO THIRD A&R INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof

INVESTOR:

[Signature Block for Individuals]	[Signature Block for Entities]

MedImmune Ventures
Signature	Name of Entity

	By:	/s/ Ron Loufer
Printed Name	Name:	Ron Loufer
	Title:	Sr. Managing Director

Street Address of Residence	Street Address of Principal Office

Telephone Number	Telephone Number

Fax Number	Fax Number

[SIGNATURE PAGE TO THIRD A&R INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof

INVESTOR:

[Signature Block for Individuals]	[Signature Block for Entities]

Oxford Bioscience Partners V L.P.
Signature	Name of Entity
	By:	OBP Management V L.P.

	By:	/s/ Johnathan Fleming
Printed Name	Name:	Jonathan Fleming
	Title:	General Partner

Street Address of Residence	Street Address of Principal Office

Telephone Number	Telephone Number

Fax Number	Fax Number

[SIGNATURE PAGE TO THIRD A&R INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof

INVESTOR:

[Signature Block for Individuals]	[Signature Block for Entities]

MRNA Fund V L.P.
Signature	Name of Entity
	By:	OBP Management V L.P.

	By:	/s/ Johnathan Fleming
Printed Name	Name:	Jonathan Fleming
	Title:	General Partner

Street Address of Residence	Street Address of Principal Office

Telephone Number	Telephone Number

Fax Number	Fax Number

[SIGNATURE PAGE TO THIRD A&R INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof

INVESTOR:

[Signature Block for Individuals]	[Signature Block for Entities]

HealthCare Ventures VIII, L.P.
Signature	Name of Entity

	By:	/s/ Jeffrey Steinberg
Printed Name	Name:	Jeffrey Steinberg
	Title:	Administrative Officer

Street Address of Residence	Street Address of Principal Office

Telephone Number	Telephone Number

Fax Number	Fax Number

[SIGNATURE PAGE TO THIRD A&R INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof

INVESTOR:

[Signature Block for Individuals]	[Signature Block for Entities]

Merlin Nexus II, LP
Signature	Name of Entity

	By:	/s/ Dominique Semon
Printed Name	Name:	Dominique Semon
	Title:	Managing Member, GP

Street Address of Residence	Street Address of Principal Office

Telephone Number	Telephone Number

Fax Number	Fax Number

[SIGNATURE PAGE TO THIRD A&R INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof

INVESTOR:

[Signature Block for Individuals]	[Signature Block for Entities]

Permal Nexus Gemini, Ltd.
Signature	Name of Entity

	By:	/s/ Dominique Semon
Printed Name	Name:	Dominique Semon
	Title:	Investment Advisor Manager

Street Address of Residence	Street Address of Principal Office

Telephone Number	Telephone Number

Fax Number	Fax Number

[SIGNATURE PAGE TO THIRD A&R INVESTOR RIGHTS AGREEMENT]

EXHIBIT A

INVESTORS

NAME
Novo Nordisk A/S
MedImmune Ventures, Inc.
Healthcare Ventures, Inc.
225 Northfield Associates, LLC
Angell Investments L.L.C.
Anthony Ricchiuto
Ben Schwartz
Bernard Schwartz
Brett Averick
Brian E. Sirois
Brian S. Hinrichs
Carter E. Lamberson
The Patrick J. Kelly 1986 Family Trust
The Thomas N. Kelly 1986 Family Trust
The Laura K. McGrath 1988 Family Trust
Catherine Carolin
Charles F. Dickson
Charles K. Stewart
Chicago Capital Markets LLC
Christopher Reid Carolin
Christopher Drake Carolin Trust
Christopher Revord
Colby Lamberson
Craig Karsen
Craige Bertero
Cynthia Benzaquen Revocable Trust
Dale S. Scales
Daniel C. Malone
David A. Bryant
David A. Proctor
David W. Fennema
David Chase Sheridan
David Kahn
David Revord
First Regional Bank IRA FBO David Wayne Fennema
David Walthour
Dawson Family Partnership
Dawson Irrevocable Trust
Dirk LaBorne
Drogheda, LLC
Ed Berman

NAME
Edmund J. Sweeney
Egan Family Partnership, LP
Elizabeth Bent Pasquesi
Daniel Asher
Enterprise Capital Management, LLC
Favia Inc. Profit Sharing Plan & Trust
FMT Co Cust. IRA Rollover FBO John Kuch
Francis V. Cook
Fred Goldman
Fred S. Shaffer
Fredrick Williamson
George A. Joseph
Gerard G. Sullivan
Gerson I. Fox
Gordon C. & Khristine L. Holteman Living Trust
Gordon Reid Carolin Trust
GT Investments, LLC
Gullivers Partners, LLC
H. Patrick Hackett Jr.
HFP Venture
HMM Investors LLC
Stifel Nicolaus Custodian for James Fox IRA (AC # 33198043)
James Coudal
James Prendergast
James M. Stafford
James T. Feehan
James T. Feehan Annuity Trust # 1
James M. Valenti
Jeffrey S. Kerins
Jeffrey A. Proeh
Jeffrey A. Sveinsson
J.L. Fox Employee Pension Fund
J.L. Fox Employee Profit Sharing Fund
Joseph C. Almon
John K & Marjorie A. Kerr JTWROS
John Morse
John S. Stafford III
John J. Mistretta
John Jay Prizant —Keogh
John Kuch
John LaRocque
Jonathan A. Proeh
Joseph Valenti Jr Trust
JT, LLC
Judy K. Mistretta

NAME
K&S Investments LLC
Katherine Tanaka
Kellner Family, LP
Kendall Partners LLC
Kimberly Susan Stafford 2005 Irrevocable Trust
Kinmount LP
Krista Benn
KMK & Associates, LLC
Larry S. Beebe
Leigh J. Condon Jr.
Lee E Tenzer
Louis J. Werman
Luke G. O’Donnell Jr.
Mantle LLC
Marguerite E. Galin
Mark A. Harmon
Mark A. Prete-Declaration of Trust
Martin Fiascone
Matt Mendelsohn
Merlin Nexus II, L.P.
Michael A. Depinto
Michael A. Tzannes
Michael Bernard
Michael Brophy
Michael Gumbel
Michael Kamen
Michael O’Keefe
MLPF&S CUST FBO Michael Brophy IRA
Michael J. Golden & Mary Jane Golden JTWROS
Michael J. Golden custodian for Matthew W. Golden
Matthew W. Golden
Michael J. Zolik
Moore Macro Fund, LP
mRNA V L.P.
Nexus Gemini, L.P.
Norman B. Williamson Trust
Norman D. Friedman
Novon III, L.P.
Objective Investments LLC
Oxford Bioscience Partners V L.P.
Patrick G. Rooney
Paul E. Pazdan, Inc.
Paul E. Pazdan, Inc. Pension Plan B
Paul Robinson
Perry P. Bazianos

NAME
Peter Morse and Marcia L. Ellis
Peter Schulte
Prudential Securities C/F Bernard Schwartz IRA
Randy L. Emer
Richard Angell
Richard E. Tobin
Richard J. Bertero
Naegele Revocable Trust
Richard Trecartin
Richard Friedman
Richard P. Schneider
Robert T. Schwartz
Robert J. Tobin
Robert Kayyem and Millie Kayyem
Robert M. Carver Jr.
Robin Silva
Rock Aker
Ryan Condon
Sands Brothers Venture Capital II, LLC
Scott Adams
Scott Schwartz
Scott Southwood
Scott Turban
Shannon Halligan
Shaun H. Stiles
Stephen Mayo
Sterling Trust Co F/B/O Joseph C. Almon, Account 35453
Sterling Trust Company, Trustee FBO Daniel J. Lesiniski
Stephen D. Friend
Steven J. Balz
Steven Tumen
The Stewart’s Children’s Trust
Stifel Nicolaus Cust for Thomas S. Hermes IRA
Stifel Nicolaus Cust for James Fox IRA
Stifel Nicolaus Cust for William Sexton IRA
Tadao and Judy Tanaka
The Girls LLC
The Jon F. Kayyem and Paige Gates-Kayyem Family Trust
The Deborah A. Coaker Revocable Living Trust
The Levine Family Trust
The Richard & Daphne C. Bertero Living trust
Tomahawk Ventures LLC
Thomas J. Ciszewiski
Thomas S. Hermes
Todd A. Koster

NAME
Todd Emert
Todd M. Renneckar
TTC Trust
Neuberger Berman LLC Custodian FBO Francis Cook IRA
Union Bank of California: FBO Richard Trecartin
Union Street Financial LLC
Victor Proeh
Whitney Lamberson
The Lee E Tenzer FLITE Trust dtd. 11/15/02
William M. Sexton
William McNulty
Zen Investments LLC (formerly Stafford Investments LLC)
Shadow Investments LLC